CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  SNIPPETS.COM

                                LICENSE AGREEMENT

         This Snippets.com License Agreement (the "AGREEMENT") is made and entered into as of August 18, 2000 (the "EFFECTIVE DATE") by and between Ahwahnee Software, Inc., doing business as Snippets, a California corporation having its principal place of business at 4900 Hopyard Road, Suite 100, Pleasanton, CA 94588 [fax no. (888) 830-6950] ("COMPANY"), and OnVANTAGE, Inc., a Nevada corporation, located at 333 W. Santa Clara Street, Suite 1000, San Jose, CA 95113 ("LICENSEE"), with reference to the following facts:

         WHEREAS, Company is the developer and owner of, among other things, certain proprietary Internet-related software programs capable of creating Licensee Snippets (as such term is defined below);

         WHEREAS, Licensee desires to acquire from Company, and Company desires to grant to Licensee, certain license rights, as set forth herein, in Company's proprietary software for use by Licensee;

         WHEREAS, Licensee desires to obtain from Company, and Company desires to provide to Licensee, certain software maintenance and support services related to Company's proprietary software as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.   DEFINITIONS.

              1.1 AGREEMENT shall mean this present document and all Exhibits and other documents referred to herein and attached hereto and signed or initialled by the parties hereto, all of which Exhibits and other documents form an integral part hereof.

              1.2 COMPANY MARKS shall mean the Company's trademarks, trade names, proprietary marks, and Company logos.

              1.3 CONNECTIVITY SOLUTION shall mean software which provides a user with a direct connection to the Internet where "turning on" the software (opening the application) connects a user to the Internet and "turning off" the software (closing the application) immediately terminates the users Internet connection or session.

              1.4 CUSTOMER SITE shall mean a Licensee's Customer's website which offers the Modified Licensed Technology to those who visit the website.

              1.5 DOCUMENTATION shall mean all written materials and sample snippet sources provided by Company hereunder and necessary for installation, use, maintenance, enhancement and modification of the Snippets Connectivity Software licensed hereunder.

              1.6 END-USER shall mean a person who has signed up for and installed the Modified Licensed Technology.

              1.7 LICENSED TECHNOLOGY shall mean the object code to the Snippets Connectivity Software licensed hereunder and the Documentation.

              1.8 MODIFIED LICENSED TECHNOLOGY shall mean the Licensed Technology, which Licensee has modified for use by Licensee's Customers in conjunction with their websites to provide Internet connection services.

              1.9 SNIPPETS CONNECTIVITY SOFTWARE shall mean the i) Company's current version of its Snippets Standard Edition Software ii) any adjoining Snippets, and iii) functionality which provides a user with a Connectivity Solution, together with any upgrades or modifications delivered to Licensee pursuant to this Agreement.

         2.   LICENSE.

              2.1 LICENSE GRANT. Under the terms and conditions of this Agreement, Company hereby grants Licensee, subject to payment in full of the license fees referred to in Section 5 herein, a worldwide and exclusive right and license (a) to use and modify the object code and content of the Licensed Technology for the purposes of creating and providing a Connectivity Solution;
(b) to reproduce, market, distribute, package, and license, with the right to sublicense the use thereof to End Users, the Modified Licensed Technology to Licensee's customers ("LICENSEE'S CUSTOMERS") ; (c) and to grant Licensee's Customers the right to market and sublicense the Modified Licensed Technology to End Users of their websites.

              2.2 EXCLUSIVITY. Licensee agrees that in order to preserve the exclusive nature of the license rights granted herein, Licensee must meet the annual milestones pursuant to Section 2.2(d) herein (the "MILESTONES").

                   (a) In the event Licensee does not meet a Milestone for a given year, Licensee may pay, prior to the end of such year, an amount equal to the difference between the sum of the fees paid to Company for that year pursuant to Section 5 and the amount of the applicable Milestone in order to preserve the exclusive nature of this Agreement.

                   (b) In the event Licensee exceeds a Milestone for a given year, Licensee may apply an amount equal to the difference between the Milestone for that year and the actual licensing fees paid to Company for that year to the next year's Milestone.

                   (c) In the event that Milestones for years one, two and three are exceeded by 10%, this Agreement shall automatically renew for an additional two (2) years. In the event this Agreement is automatically renewed, this Agreement shall continue to be exclusive during the automatic renewal period so long as Licensee meets the applicable Milestones set forth in 2.2(d)(iv) and 2.2(d)(v) below.

                   (d) The following are the Milestones Licensee must meet in order to preserve the exclusive nature of this Agreement in each of the five (5) years this Agreement is effective.

                        (i) YEAR 1: The sum of all payments Licensee pays to Company pursuant to Section 5 during such year shall total [*]

                        (ii) YEAR 2: The sum of all payments Licensee pays to Company pursuant to Section 5 during such year shall total [*]

                        (iii) YEAR 3: The sum of all payments Licensee pays to Company pursuant to Section 5 during such year shall total [*]

                        (iv) YEAR 4: The sum of all payments Licensee pays to Company pursuant to Section 5 during such year shall total [*]

                        (v) YEAR 5: The sum of all payments Licensee pays to Company pursuant to Section 5 during such year attached hereto shall total [*].

              2.3 CHANNELS OF DISTRIBUTION. Subject to the terms and conditions of this Agreement, Licensee may distribute the Modified Licensed Technology to Licensee's Customers through Licensee's website and existing and future channels of distribution only for the purposes of providing End Users with a Connectivity Solution.

              2.4 RESTRICTIONS. Licensee agrees not to reverse engineer, decompile, or disassemble the object code or byte codes of the Licensed Technology or modify, sell, adapt, translate or create derivative works based upon the Licensed Technology, except as expressly set forth or authorized herein.

         3.    MAINTENANCE AND SUPPORT SERVICES.

              3.1 MAINTENANCE AND SUPPORT. Company shall provide maintenance and support services as described in EXHIBIT C attached hereto to Licensee commencing on the Effective Date and continuing for the Term of the Agreement.

              3.2 UPGRADES. So long as Licensee is not in breach of its payment obligations pursuant to this Agreement, Company will provide Licensee with such upgrades, enhancements, and features created by Company for the Licensed Technology at no charge (in which case, Company shall be the sole owner of any such upgrades, features and enhancements).

         4.   OWNERSHIP, MARKING, AND USE OF NAME.

              4.1 COMPANY OWNERSHIP RIGHTS. Unless otherwise expressly set forth herein, Company shall retain all right, title and interest in the Licensed Technology and any improvements or upgrades thereto which are developed by Company.

              4.2 LICENSEE OWNERSHIP RIGHTS. Unless otherwise expressly set forth herein, Licensee shall have all rights, title, and interest in the Modified Licensed Technology and any improvements or upgrades thereto which are developed by Licensee, subject to Company's proprietary rights to the Licensed Technology. Notwithstanding the foregoing, no right, title, or interest to the Licensed Technology, except as expressly set forth herein, shall pass to Licensee

[*] CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and no right, title, or interest to the object code to the Licensed Technology, except as expressly set forth herein, shall pass to Licensee.

              4.3 COMPANY NAME AND MARKS. During the term of this Agreement, Licensee shall retain all Company Marks that appear on the Licensed Technology and shall ensure that all copies of the Modified Licensed Technology distributed to Licensee's Customers and End Users pursuant to this Agreement retain such Company Marks. Company agrees that Licensee shall have a non-exclusive, non-transferable license to use the Company Marks to promote the purposes of this Agreement. Licensee will submit each such use to Company for Company's prior written approval, which approval shall not be unreasonably withheld or delayed. Licensee shall use the Company Marks in the exact form provided by Company and in conformance with trademark usage requirements under local law. Licensee shall not use any of the Company Marks in conjunction with another trademark on or in relations to any other products or services without Company's prior written approval. If Licensee fails to conform to the foregoing usage requirements, Company may require Licensee to cease use of the Company Marks until such failure is cured. Such use must clearly reference Company as the owner of the Company Marks. All goodwill arising from use of Company Marks shall inure to the benefit of Company. Nothing in this Agreement grants to Licensee ownership of, or any rights in or to use, the Company Marks, except as expressly set forth in this section. Upon termination of this Agreement, Licensee will no longer use any of the Company Marks.

         5.   COMPENSATION.

              5.1 SET UP, LICENSE, AND MAINTENANCE FEES. Licensee shall pay to Company the set up, license, and maintenance fees indicated on Exhibit A which is attached hereto.

              5.2 REVENUE SHARE. In the event Licensee promotes Company's products and/or services in areas unrelated to a Connectivity Solution or Company promotes Licensee's products and/or services in areas related to a Connectivity Solution, Licensee and Company shall negotiate in good faith an equitable revenue sharing agreement with respect to any revenues derived from such arrangements.

              5.3 AUDIT RIGHTS. Licensee shall maintain for a period of three
(3) years after the end of the year to which they pertain, complete records of all fees and revenues (including any offsetting expenses or deductions) in order to calculate and confirm Licensee's payment obligations hereunder. Upon reasonable prior written notice, Company will have the right, to have a representative of the Company (which may include the Company's accounting firm), at Company's expense, examine such books, records and accounts as relate directly to such revenues and the revenue share described above during Licensee's normal business hours to verify the amounts due by Licensee to Company herein. In the event such audit discloses an underpayment or overpayment of royalties due hereunder, the appropriate party will promptly remit the amounts due to the other party. If any such audit discloses a shortfall in payment to Company of more than five percent (5%) for any period audited, Licensee agrees to pay or reimburse Company for all reasonable costs and expenses of such audit. In the event that any Revenue Share under Section 5.2 is collected by Company rather than Licensee, and Company is obligated to remit any amounts to Licensee, Licensee shall have similar rights to those Company rights set forth above in this paragraph and Company shall have similar obligations to those Licensee obligations set forth above in this paragraph.

         6. END USER DATA. Each time an End User accesses the Internet through the Modified Licensed Technology, Company automatically receives notice of such access and certain information regarding the End User. Company agrees Company shall not in any way sell or trade or release any personal information regarding such End User to any third party without written permission of Licensee, but Company shall be permitted to use any aggregated data which does not disclose any End User-specific information for its bona fide business purposes.

         7. CONFIDENTIAL INFORMATION. The receiving party ("Receiving Party") shall hold all Confidential Information of the disclosing party ("Disclosing Party") in confidence, and will not disclose such Confidential Information, except to those Receiving Party employees and consultants to whom such disclosure is necessary. Receiving Party shall notify employees and consultants to whom disclosure is made that such disclosure shall be kept in confidence and require such employees and consultants to enter agreements protecting such Confidential Information substantially to the same extent as the protections contained in this Section. "Confidential Information" means written and oral information (in the case of oral information, only if it is confirmed in writing as Confidential Information within thirty (30) days following such oral disclosure), including software, documentation, other materials and, without limitation, the terms of this Agreement, Disclosing Party trade secrets, methods or practices, and any other information relating to Disclosing Party personnel, products, licensees, strategies, services or future business plans. It shall not be a breach of this Agreement for Receiving Party to disclose Confidential Information if compelled to do so under law, in a judicial or other governmental investigation or proceeding, provided Disclosing Party has been given prior notice and Receiving Party has sought all reasonable safeguards prior to such disclosure or for Receiving Party to disclose this Agreement to potential acquirors, investors, or lenders who are subject to a written confidentiality agreement protecting the confidentiality hereof. Receiving Party's obligations under this Section shall not apply to: a) information now in public domain, or subsequently entering public domain through no action or fault of Receiving Party, b) information known to Receiving Party without restriction prior to receipt from Disclosing Party, c) information Receiving Party receives from any third party having, to Receiving Party's knowledge, a legal right to transmit such information, d) information independently developed by Receiving Party employees, consultants or agents without use of the Confidential Information and
e) information disclosed by Disclosing Party to a third party without any obligation to keep such information confidential.

         8. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents and warrants to Licensee as follows:

              8.1 the Licensed Technology is either owned or properly licensed by Company or is in the public domain and the use thereof by Licensee will not infringe any patents, copyrights, trademarks or trade secret rights or other contractual or proprietary rights of persons, firms or entities who are not parties to this Agreement.

              8.2 Company has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Licensee in this Agreement.

              8.3 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8, COMPANY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO ANY ASPECT OF THE LICENSED TECHNOLOGY, ITS OPERATION OR THE SERVICES TO BE PERFORMED BY COMPANY HEREUNDER, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, CAPACITY, PERFORMANCE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. COMPANY DOES NOT WARRANT THAT THE LICENSED TECHNOLOGY WILL OPERATE UNINTERRUPTED OR ERROR-FREE OR THAT ALL ERRORS WILL BE CORRECTED. FURTHERMORE, COMPANY DOES NOT WARRANT THAT THE USE OF THE LICENSED TECHNOLOGY BY LICENSEE OR ANY PERMITTED SUBLICENSEES WILL NOT INFRINGE ANY COPYRIGHT, PATENT, TRADEMARK, DESIGN OR OTHER INTELLECTUAL PROPERTY RELATED RIGHT OF ANY THIRD PARTY OR RIGHTS WITH RESPECT TO NON-LICENSED CONTENT ACCESSED BY THE LICENSED TECHNOLOGY.

         9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE. Licensee hereby warrants, represents and covenants to Company as follows:

              9.1 Licensee has the full power and authority to enter into this Agreement and to carry out its obligations under this Agreement.

              9.2 Licensee shall at all times comply with any and all applicable laws and regulations in connection with its use of the Licensed Technology and Modified Licensed Technology.

              9.3 Licensee shall at all times use commercially reasonable efforts to maximize the revenues generated through its use of the Licensed Technology and Modified Licensed Technology.

        10.   INDEMNITY.

              10.1 INDEMNIFICATION BY COMPANY.

                   (a) Company shall, subject to the limitations contained in Sections 8.3 and 11 herein, defend, indemnify and hold harmless Licensee and its officers, directors, employees, shareholders, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of any claim which alleges that the use of the Licensed Technology infringes upon, misappropriates or violates any patents, copyrights, trademarks or trade secret rights or other contractual or proprietary rights of persons, firms or entities who are not parties to this Agreement. As a condition to such defense, Licensee will provide Company with prompt written notice of the claim and permit Company to control the defense, settlement, adjustment or compromise of any such claim. Licensee may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Company or its counsel or because Company does not assume control, Company will bear the expense of such counsel. Licensee shall have no authority to settle any claim on behalf of Company.

                   (b) If the manufacture, use or distribution of the Licensed Technology is enjoined or becomes the subject of a claim of infringement, Company may use its reasonable efforts at its option to: (i) obtain all necessary licenses; or (ii) make such replacements or modifications as are necessary to the continue the manufacture, use or distribution of the Licensed Technology without infringement.

                   (c) Company shall have no obligation under subsections (a) and (b) above to the extent any claim of infringement or misappropriation results from: (i) use of the Licensed Technology in combination with any other product, technology, end item, or subassembly if the infringement would not have occurred but for such combination; (ii) use or incorporation in the Licensed Technology of any design, technique or specification furnished by Licensee, if the infringement would not have occurred but for such incorporation or use; or
(iii) any claim based on Licensee's use of the Licensed Technology as delivered after Company has informed the Licensee of modifications or changes in the Licensed Technology required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Company's suggestions. Company shall not be liable hereunder for enhanced or punitive damages to the extent that such damages could have been avoided or reduced by actions within the control of Licensee.

                   (d) THE FOREGOING PROVISIONS OF THIS SECTION 10.1 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF COMPANY AND THE EXCLUSIVE REMEDY OF LICENSEE AND ITS LICENSEES, WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF PROPRIETARY RIGHTS, INCLUDING BUT NOT LIMITED TO ANY PATENT, COPYRIGHT, TRADEMARK, WHETHER KNOWN OR UNKNOWN, BY THE LICENSED TECHNOLOGY OR ANY PART THEREOF. COMPANY'S OBLIGATIONS UNDER THIS SECTION 10.1 ARE SUBJECT TO THE LIMITATIONS SET FORTH IN
SECTION 11.

              10.2 INDEMNIFICATION BY LICENSEE.

                   (a) Licensee shall defend, indemnify and hold harmless Company and its officers, directors, employees, shareholders, Licensees, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of any claim related to Licensee's (or any of its sublicensees' or End Users') use of the Licensed Technology or Modified Licensed Technology or other utilization of any rights hereunder, other than those matters with respect to which Licensee is entitled to indemnification pursuant to Section 10.1 above. As a condition to such defense and indemnification, Company will provide Licensee with prompt written notice of the claim and permit Licensee to control the defense, settlement, adjustment or compromise of any such claim. Company may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Licensee or its counsel or because Licensee does not assume control, Licensee will bear the expense of such counsel. Company shall have no authority to settle any claim on behalf of Licensee.

                   (b) THE FOREGOING PROVISIONS OF THIS SECTION 10.2 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF LICENSEE AND THE EXCLUSIVE REMEDY OF COMPANY, WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF PROPRIETARY RIGHTS, INCLUDING BUT NOT LIMITED TO ANY PATENT, COPYRIGHT, TRADEMARK, WHETHER KNOWN OR UNKNOWN, BY THE LICENSED TECHNOLOGY OR ANY PART THEREOF. LICENSEE'S OBLIGATIONS UNDER THIS SECTION 10.2 ARE SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.

         11. LIMITATION OF LIABILITY.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY, COMPANY SHALL NOT BE LIABLE TO LICENSEE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, WHETHER KNOWN OR UNKNOWN. FURTHER, ALL LIABILITY OF COMPANY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT RECEIVED BY COMPANY HEREUNDER PRIOR TO THE DATE OF SUCH CLAIM AND ALL LIABILITY OF LICENSEE UNDER THIS AGREEMENT SHALL BE LIMITED TO ANY AMOUNTS PAID OR DUE IN THE TWELVE (12) MONTHS PRECEDING SUCH CLAIM PURSUANT TO
SECTION 5 HEREOF.

         12.  TERM AND TERMINATION.

              12.1 TERM OF AGREEMENT. This Agreement shall be effective upon the Effective Date and shall remain in force for 5 years from the Effective Date, unless otherwise terminated as provided herein.

              12.2 TERMINATION FOR CAUSE. This Agreement may be terminated by a party for cause immediately upon the occurrence of and in accordance with the following:

                   (a) INSOLVENCY EVENT. Either party may terminate this Agreement by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for the non-terminating party or its property; (ii) the non-terminating party makes a general assignment for the benefit of its creditors; (iii) the non-terminating party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) the non-terminating party is liquidated or dissolved.

                   (b) DEFAULT. Either party may terminate this Agreement effective upon written notice to the other if the other party violates any material covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its material obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof.

                   (c) LICENSEE TERMINATION. Licensee may terminate this Agreement without cause or for any reason upon 90 days notice to Company.

                   (d) EFFECT OF TERMINATION. In the event of a termination or expiration of this Agreement, all licenses granted hereunder shall immediately terminate and Licensee shall return or destroy all copies of the Licensed Technology provided by Company hereunder. In such event, both Company and Licensee shall retain the right to use (without any duty to account to the other) any customer information or data obtained in connection with the use of the Licensed Technology hereunder; provided, however, that Company shall not be permitted to sell or license to any unaffiliated third party any such customer information or data.

                   (e) SURVIVAL OF RIGHTS AND OBLIGATIONS UPON TERMINATION. Sections 4.1, 4.2, and 5 through and including 14 shall survive any expiration or termination of this Agreement. Furthermore, Licensee shall pay any outstanding development, maintenance, revenue sharing or other fee to Company accrued but unpaid as of the date of expiration or termination.

         13. ESTABLISHMENT OF ESCROW ACCOUNT. Contemporaneously with the execution of this Agreement, Company agrees to execute the Escrow Agreement attached hereto in EXHIBIT D. Except as otherwise provided in the Escrow Agreement, Company shall pay any and all costs associated with the establishment and the maintenance of the escrow account.

         14.  MISCELLANEOUS.

              14.1 APPLICABLE LAW; FORUM. Notwithstanding anything in this Agreement to the contrary, the laws of the State of California shall govern the validity and construction of this Agreement and the interpretation of the parties' rights and duties without reference to conflicts of laws. Each party hereto hereby submits to the exclusive jurisdiction of any state or federal court located in the geographic area comprising the federal Northern District of California.

              14.2 FURTHER ACTS. Each party agrees in good faith to perform all acts and execute and deliver all documents reasonably necessary to carry out the provisions of this Agreement.

              14.3 ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other, except that either party may assign this Agreement in connection with a merger or sale of substantially all of its assets pertaining to this Agreement.

              14.4 COMPLETE AGREEMENT; MODIFICATION; NON-WAIVER. This Agreement represents the complete agreement between the parties hereto as to the subject matter hereof and the parties' rights and obligations with respect thereto, and no representations, warranties or agreements not contained in this Agreement shall have any effect whatsoever upon the parties or upon the instant transaction. This Agreement may be amended only in writing, signed by an authorized representative of each of Licensee and Company. No waiver by either party of any right, obligation or default of performance by the other shall be construed as a waiver of any subsequent such occurrence.

              14.5 NOTICE. Any notice or other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been duly given one (1) day after submission by confirmed facsimile or nationally recognized overnight courier delivery or three (3) days after mailing by first class certified mail, postage prepaid, to the address set forth at the beginning of this Agreement, or such other address as shall be given in writing in accordance with this Section.

              14.6 SEVERABILITY. If any one or more of the provisions (or parts thereof) of this Agreement is determined to be illegal or unenforceable, no other provisions shall be affected thereby.

              14.7 AUTHORIZATION TO SIGN. Each person signing below represents, warrants and covenants that he has executed this Agreement with actual authority to bind the party on whose behalf he has so signed.

              14.8 RELATIONSHIP OF PARTIES. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner, which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

              14.9 ATTORNEY'S FEES. The prevailing party (by judgment or as otherwise agreed) in any legal or equitable proceeding that is brought as a result of, arising out of or in connection with this Agreement, shall recover all costs and expenses actually incurred and reasonable attorney's fees incurred (including appeals), all as a part of any judgment or award obtained. The prevailing party shall be that party who obtain substantially the relief or remedy sought, whether by judgment or as otherwise agreed.

              14.10 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument. Facsimile signatures hereto shall be valid for all purposes

         IN WITNESS WHEREOF, the parties have executed this Development and License Agreement as of the Effective Date.

AHWAHNEE SOFTWARE, INC.,                  OnVANTAGE, Inc., a Nevada corporation
a California corporation doing
business as Snippets.

By:  /S/ Dennis Moulton                   By:  /S/ Ken Raasch
   ----------------------------------        -----------------------------------

Name:  Dennis Moulton                     Name:  Ken Raasch
     --------------------------------          ---------------------------------

Title:  VP Business Development           Title:  CEO
      -------------------------------           --------------------------------



TABLE OF EXHIBITS

EXHIBIT A -    Set Up, License, and Maintenance Fees
EXHIBIT B -    Description of Snippets Connectivity Software
EXHIBIT C -    Maintenance and Support Services
EXHIBIT D -    Escrow Agreement

                                    EXHIBIT A

                      SET UP, LICENSE, AND MAINTENANCE FEES
                      -------------------------------------


      (1) ONE TIME SET UP FEE. Licensee shall pay Company the sum of [*] as an initial set up fee upon execution of this Agreement.

      (2) ANNUAL MAINTENANCE FEE. Licensee shall pay to Company the sum of [*] annually for the maintenance and support services more particularly described in Exhibit C. In the first year this Agreement is effective, Licensee shall pay Company fifty percent (50%) of the Annual Maintenance Fee by August 21, 2000 and the remaining fifty percent (50%) on or before December 15, 2000. In the subsequent years this Agreement is effective, [*] Annual Maintenance Fee shall be due and payable on the anniversary date of the Effective Date of this Agreement. If Company does not receive payment in full within thirty (30) days after the anniversary date of the Effective Date, Company may add to Licensee's account a late charge of one-and-one-half percent (1.5%) per month, or the maximum amount allowable by law, whichever is less.

      (3) CUSTOMER SITE LICENSE. Licensee shall pay to Company the sum of [*] for each Customer Site upon the initial launch of the Modified Licensed Technology on the Customer Site. Company agrees that Licensee may offer the Modified Licensed Technology to two of Licensee's Customers per year without paying the Customer Site License on the condition that such Customer Site does not exceed [*] End Users who sign up for and download the Modified Licensed Technology per year. In the event such Customer Site exceeds [*] End Users per year, Licensee shall immediately pay Company the [*] Customer Site License.

      (4) Annual "PER SEAT" LICENSE FEE. Licensee shall pay to Company an annual "per seat" licensee fee. The "Per Seat" License shall be computed monthly based upon the number of End Users who use the Modified Licensed Technology to access the Internet during that month ("Seats"). The "Per Seat" License Fee shall be as follows:

         Number of Seats                     Annual "Per Seat" License
         ---------------                     -------------------------
         [*]                                 [*]
         [*]                                 [*]
         [*]                                 [*]

      The "Per Seat" License Fee shall be computed at the end of each month by adding i) all new users that month and ii) all existing users who have completed their annual term and have used the Microportal during the 12th month of said annual term. The "Per Seat" License Fee shall be paid within thirty (30) days of the end of the month during which the "Per Seat" License Fee applies.

      If, at the beginning of any contract year, Licensee has more than [*] users, all Seats shall be [*] per Seat. During the Automatic Renewal Period, Company may increase the per seat cost, but such increase shall not result in the "Per Seat" License fee exceeding [*] per Seat.

[*] CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B

                         SNIPPETS CONNECTIVITY SOFTWARE
                         ------------------------------


      Snippets is a client side Internet/Intranet/Extranet application. Its purpose is to keep the user informed of "interesting" information found on the worldwide web, on a local intranet, or in other network accessible data sources. This information is retrieved and presented to the user periodically allowing the user to keep tabs on "important" items while not being distracted or consumed with a web browser. The information is presented at two levels:

      1) The information (or some subset of it) can be formatted and placed into small icons that reside in the Snippets Standard Application "Drawer". These icons are referred to as "snippets".

      2) Another view of the information can also be formatted and placed in a window called a "snippet window". This window is presented when the user clicks on the "snippet" icon. This window can contain plain text, images, or an HTML document or other customized views.

      When the user double-clicks the snippet, the user's default web browser is invoked and instructed to visit some relevant page associated with that snippet.

      Another class of snippet allows form input that may be used to drive some web page or snippet window. For example, a search engine snippet presents a form for the user to enter a search string. When the enter key is typed, the search engine performs the search based on the search string that was input and the results are presented to the user, either in a browser or in a snippet window.

      Other capabilities include the ability for the user to specify properties or parameters to drive a snippet's behavior. For example a stock snippet could be configured to look up a particular stock symbol during certain hours at a specified interval. A weather satellite snippet might include a parameter that allows the user to select the satellite photo for a specific region in the United States. A weather forecast snippet typically takes a zip code input by the user and then displays the forecast for that geographic area.

DETAILS

      Each snippet is defined by a set of snippet files as defined within the Snippet Developer Kit. Within these files are the instructions for:

      o    Specifying user defined properties
      o    Specifying default update schedules
      o Logic to specify how to extract data from one or more web sites, databases or system resources and then format that data into a snippet icon and its corresponding snippet window.

                                    EXHIBIT C

                             MAINTENANCE AND SUPPORT
                             -----------------------

      1.   Maintenance commences upon the Effective Date of this Agreement.

      2. Company shall provide training to up to four (4) of Licensee's engineer's at Licensee's location, to enable Licensee to maintain the Licensed Technology and to extend and modify the object code and content of the Licensed Technology for use by Licensee's Customer's pursuant to the terms and conditions of this Agreement. Such training shall be provided at no additional charge to Licensee (although Licensee will be responsible for any travel, lodging or related costs of its employees participating in such training).

      3. Annual Maintenance shall consist of "Error Correction," "Updates," and "Telephone Assistance." Company agrees to support the current version of the Licensed Technology.

           (a) ERROR CORRECTION. Company shall attempt to correct documented errors in the Licensed Technology. If a reported error has caused the Licensed Technology to become inoperable with respect to the Modified Licensed Technology or the use of the Modified Licensed Technology by an End User, Company shall use reasonable commercial efforts (which shall conform to standards generally observed in the industry for similar services) to correct the error or provide a bypass around such error.

           (b) UPDATES. Company shall provide Licensee, at no additional cost, any updates, error corrections, modifications, or enhancements of the Licensed Technology which are developed or published by Company and made available to any other licensees of the Licensed Technology, at no additional cost.

           (c) TELEPHONE ASSISTANCE. Company shall provide Licensee with telephone assistance, including software error detection and general software support, during the following normal business hours: 9:00AM PST - 5:00PM PST Monday through Friday--except holidays.

                                    EXHIBIT D

                                ESCROW AGREEMENT
                                ----------------